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                                                                    Exhibit 23.b

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 and in this Post-Effective Amendment No. 1 to Registration Statement No. 333-48775 on Form S-1 of The B.F.Goodrich Company of our report dated September 11, 1997, on our audit of Rohr, Inc. for the year ended July 31, 1996, appearing in the Annual Report on Form 10-K of The B.F.Goodrich Company for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Diego, California
April 22, 1999